 EX‑35.19

(logo) PNC REAL ESTATE	MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1. A review of the Servicer’s activities during the calendar year 2016 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2. To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2017

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard  Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

JP Morgan Chase Commercial Mortgage Securitization Corp.

Recipient Role	Deal Name	Series Number	Midland Role
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006‐LDP6	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006‐LDP8	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2006‐LDP9	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐CIBC18	Master Servicer
131 S Dearborn whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐LDP10	Master Servicer
Americold Portfolio whole loan
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐CIBC19	Primary Servicer
599 Lexington whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐LDP12	Primary Servicer
Sawgrass Mills whole loan
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐CIBC20	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2007‐C1
Gurnee Mill whole loan only
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2008‐C2	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2011‐C5	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐C6	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐CIBX	Primary Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐CIBX	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐C8	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2012‐LC9	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐ESH	Master Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C10	Master Servicer
Master Servicer of the West County Mall Center loan under the JPMCC 2012‐LC9 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐LC11	Master Servicer
Master Servicer of the Legacy Place loan under the JPMBB 2013‐C12 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C12	Master Servicer
Master Servicer of the IDS Center loan under the JPMBB 2013‐C13 PSA.
Master Servicer and Special Servicer of the Southridge Mall loan under the JPMBB 2013‐C14 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C13	Master Servicer
Master and Special Servicer of the SanTan Village loan under the JPMBB 2013‐C14 PSA.
Master Servicer of the Americold Storage Portfolio loan under the JPMBB 2013‐C12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C14	Master and Special Servicer
Master Servicer of the 589 Fifth Avenue loan under the JPMCC 2013‐C13 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐BOCA	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C15
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013‐CCRE12 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C16	Special Servicer
Primary Servicer of the Miracle Mile Shops loan under the COMM 2013‐CCRE12 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐HLT	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐AVM	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2013‐C17
Special Servicer of The Aire loan under the JPMCC 2013‐C16 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C18	Master Servicer
Master Servicer and Special Servicerof the Meadows Mall loan under the JPMBB 2013‐C14 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐GPP	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C19	Special Servicer
Master Servicer of the Marriott Anaheim loan under the JPMBB 2014‐C18 PSA.
Special Servicer of the Arundel Mills & Marketplace loan serviced under the MSBAM 2014‐C15 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C20
Special Servicer of The Outlets at Orange, the Gumberg Retail Portfolio and the 470 Vanderbilt Avenue loans under the JPMBB 2014‐C19 PSA.
Special Servicer of the Westminster Mall loan serviced under the JPMBB 2014‐C21 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐INN MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C21	Special Servicer
Master Servicer of the Miami International Mall and The Shops at Wiregrass loans under the JPMBB 2014‐C18 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C22
Special Servicer of the Charlottesville Fashion Square loan under the JPM 2014‐C21 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C23
Master Servicer of the Beverly Connection loan under the GSMS 2014‐GC24 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐CBM MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐HYT MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐CARE MZ B	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2014‐C26	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐C27	Master Servicer
Master and Special Servicer of The Outlet Shoppes of the Bluegrass loan under the JPMBB 2014‐C26 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐M6MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐C28
Master Servicer of the Club Row Building, the Shaner Hotels Portfolio and the One Campus Martius loans under the JPMBB 2015‐C27 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐WOLF MZ	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐C29	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐MAR7	Servicer and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐C30
Master and Special Servicer of the Sunbelt Portfolio under the JPMBB 2015‐C31 PSA.
Special Servicer of the One City Centre, the Marriott‐Pittsburgh and the JAGR Portfolio loans under the JPMBB 2015‐C29 PSA
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐C31	Master and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐C32
Master and Special Servicer of the Civic Opera Building loan under the JPMBB 2015‐C31 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2015‐JP1	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐ATRM	Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐C1	Special Servicer
Special Servicer of the 7700 Parmer and The 9 loans under the JPMBB 2015‐JP1 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐C2	Special Servicer
Special Servicer of the Williamsburg Premium Outlets and the Hall Office Park A1/G1/G3 loan under the DBJPM 2016‐C1 PSA.
Special Servicer of the Naples Grande Beach Resort loan under the JPMBB 2016‐C1 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐JP2
Master and Special Servicer of the Center 21 and 693 Fifth Avenue loans under the DBJPM 2016‐C3 PSA.
Special Servicer of the 100 East Pratt and Four Penn Center loans under the JPMDB 2016‐C2 PSA
Special Servicer of the Renaissance Providence Downtown Hotel loan under the DBJPM 2016‐C1 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐JP3	Master Servicer
Special Servicer of the 100 East Wisconsin Avenue loan under the JPMDB 2016‐C4 PSA.
Master Servicer of the Columbia Center loan under the CGCMT 2016‐P5 PSA
Master Servicer of the Crocker Park Phase One & Two loan under the CGCMT 2016‐C2 PSA.
Master and Special Servicer on the 693 Fifth Avenue loan under the DBJPM 2016‐C3 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐WIKI	Servicer and Special Servicer
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐C4	Special Servicer
Master and Special Servicer of the 693 Fifth Avenue loan under the DBJPM 2016‐C3 PSA.
Master Servicer of the Salesforce Tower and 1 Kaiser Plaza loans under the JPMCC 2016‐JP3 PSA.
Depositor	JP Morgan Chase Commercial Mortgage Securities Corp.	Series 2016‐JP4
Master Servicer of the Salesforce Tower loan under the JPMCC 2016‐JP3 PSA.
Master Servicer of the 80 Park Plaza loan under the CGCMT 2016‐C3 PSA
Special Servicer of the Fresno Fashion Fair Mall loan under the JPMDB 2016‐C4 PSA.